TOTAL SYSTEM SERVICES, INC.
                      DIRECTORS' DEFERRED COMPENSATION PLAN


     Effective as of the 1st day of January, 2002, Total System Services, Inc. (the "Company") hereby approves and adopts the Total System Services, Inc. Directors' Deferred Compensation Plan (the "Plan").

                             BACKGROUND AND PURPOSE

     A. Goal. The Company desires to provide members of its Board of Directors with an opportunity (i) to defer the receipt and income taxation of a portion of such directors' retainers, fees, and other compensation as described in the Plan; and (ii) to receive an investment return on those deferred amounts.

     B. Purpose. The purpose of the Plan is to set forth the terms and conditions pursuant to which these deferrals may be made and deemed invested and to describe the nature and extent of the directors' rights to their deferred amounts.

     C. Type of Plan. The Plan constitutes an unfunded, nonqualified deferred compensation plan.

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of the Plan, each of the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.

     1.1 "Account" shall mean, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the record established for such Participant or Beneficiary with respect to the Deferral Contributions of such Participant for any Plan Year.

     1.2 "Beneficiary" shall mean, with respect to a Participant, the person(s) determined in accordance with Section 5.5 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

     1.3 "Board"  shall mean the Board of Directors  of Total  System  Services,
Inc.

     1.4 "Business Day" shall mean each day on which the New York Stock Exchange operates and is open to the public for trading.

     1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.6 "Company" or "TSYS" shall mean Total System Services, Inc., a Georgia corporation.

     1.7 "Compensation" shall mean the total of the directors' fees and retainers which actually would be payable to a Director during a Plan Year absent a Deferral Election under this Plan.

     1.8 "Deferral Contributions" shall mean, for each Plan Year, that portion of a Participant's Compensation deferred under the Plan pursuant to Section 3.2.

     1.9 "Deferral Election" shall mean a written election form provided by the Plan Administrator on which a Director may elect to defer under the Plan all or a portion of such individual's Compensation for a Plan Year.

     1.10 "Director" shall mean a member of the Board.

     1.11 "Effective Date" shall mean January 1, 2002, the original effective date of the Plan.

     1.12 "Election Deadline" shall mean, with respect to a Plan Year:

              (a) For a Director who is then a member of the Board, the December 20 (or if December 20 is not a Business Day, the last Business Day immediately preceding December 20) immediately preceding the first day of such Plan Year.

              (b) For a Director who is first elected to be a member of the Board after (or within thirty (30) days before) the Election Deadline described in Section 1.12(a) above with respect to a Plan Year, the date which is thirty (30) days after the date on which the Director is elected.

     1.13 "Election Package" shall mean a package consisting of a Deferral Election, an Investment Election and such other forms and documents distributed to Directors by the Plan Administrator for the purpose of allowing them to elect to actively participate in the Plan for a Plan Year.

     1.14 "Investment Election" shall mean a written election form provided by the Plan Administrator on which a Director may elect to have such individual's Deferral Contributions for a Plan Year (and all investment earnings attributable thereto) invested to the extent permitted under the terms of the Plan.

     1.15 "Investment Options" shall mean (a) any designated open-end registered investment company for which Putnam Investment Management, Inc. serves as investment advisor or for which Putnam Mutual Funds Corp. is the principal underwriter, and (b) any other investment option selected by the Plan Administrator, to include the Synovus Intermediate Term Bond Fund, the Synovus Mid Cap Value Fund, and the Synovus Large Cap Core Equity Fund.

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     1.16 "Participant" shall mean any person participating in the Plan pursuant to the provisions of Article II.

     1.17 "Plan" shall mean the Total System Services, Inc. Directors' Deferred Compensation Plan, as contained herein and all amendments hereto.

     1.18 "Plan Administrator" shall mean the Company's Compensation Committee and any individual or committee the Board designates to act on the Compensation Committee's behalf with respect to any or all of the Compensation Committee's responsibilities hereunder.

     1.19 "Plan Year" shall mean each calendar year period beginning on January 1 and ending on December 31.

     1.20 "Valuation Date" shall mean (i) for purposes of Article V, each December 31 (or, if December 31 is not a business day, the last Business Day immediately preceding December 31,), and (ii) for all other purposes, each March 31, June 30, September 30, and December 31 (or if any such date is not a Business Day, the last Business Day immediately preceding such date), and each other day declared by the Plan Administrator to be a Valuation Date.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

     2.1 Annual Participation. Each individual who is a Director as of the first day of a Plan Year and is a member of the Board before the beginning of such Plan Year shall be eligible to defer all or a portion of such individual's Compensation and thereby to actively participate in the Plan for such Plan Year. Such individual's participation shall become effective as of the first day of such Plan Year, assuming such individual properly and timely completes the election procedures described below.

     2.2 Interim Plan Year Participation. Each individual who becomes a Director during a Plan Year shall be immediately eligible to make a Deferral Election and thereby to participate actively in the Plan for the remainder of such Plan Year.

     2.3 Election Procedures. Each Director shall elect to defer all or a portion of such individual's Compensation and thereby become an active Participant for a Plan Year by delivering a completed Deferral Election and an Investment Election by the Election Deadline. The Plan Administrator also may require the Director to complete other forms and provide other data, as a condition of participation in the Plan.

     2.4 Cessation of Eligibility. A Director's active participation in the Plan shall terminate, and such individual shall not be eligible to make any additional Deferral Contributions for any portion of a Plan Year following the date such individual's service as a Director with Total System Services, Inc. ceases (unless such individual once

                                       3

again becomes a Director later in such Plan Year). In addition, an individual who actively participated in the Plan during prior Plan Years but who is not a Director or does not complete the election procedures, for a subsequent Plan Year, shall cease active participation in the Plan for such subsequent Plan
Year. Even if an individual's active participation in the Plan ends, such individual shall remain an inactive Participant in the Plan until the earlier of
(i) the date the full amount of such individual's Accounts is distributed from the Plan, or (ii) the date such individual again becomes a Director and recommences active participation in the Plan. During the period of time that an individual is an inactive Participant in the Plan, such individual's Accounts shall continue to be credited with earnings as provided in the Plan.

                                   ARTICLE III
                 PARTICIPANTS' ACCOUNTS; DEFERRAL CONTRIBUTIONS

     3.1 Participants' Accounts.

          (a) Establishment of Accounts. The Plan Administrator shall establish and maintain an Account on behalf of each Participant for each Plan Year for which the Participant makes Deferral Contributions. The Plan Administrator shall credit each Participant's Account with the
     Participant's Deferral Contributions for such Plan Year and earnings attributable thereto, and shall maintain such Account until the value thereof has been distributed to or on behalf of the Participant or the Participant's Beneficiary.

     3.2 Deferral Contributions. Each Director may irrevocably elect to have Deferral Contributions made for a Plan Year by completing in a timely manner a Deferral Election and an Investment Election and following other election procedures as provided in Section 2.3. Subject to any modifications, additions or exceptions that the Plan Administrator, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such Deferral Elections:

          (a) Effective Date. A Participant's Deferral Election for all or a portion of a Plan Year shall be effective beginning with the first
     Compensation   (i)  in  such  Plan  Year  with  respect  to  a  Participant participating for the entire Plan Year, and (ii) with respect to a Participant participating for a portion of a Plan Year, in the calendar month following the calendar month in which the Participant makes a Deferral Election. To be effective, a Participant's Deferral Election must be made by the Election Deadline. Any Director who fails to deliver a Deferral Election, or to complete any of the other requisite election procedures, in a timely manner, shall be deemed to have elected not to participate in the Plan for that Plan Year.

          (b) Term. Each Participant's Deferral Election regarding Compensation for a Plan Year shall remain in effect with respect to a portion of all Compensation paid or payable during such Plan Year, but shall not apply to any subsequent Plan Year.

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          (c) Deferral Amount.  To  defer  Compensation,  a  Director's Deferral
Election shall specify the percentage of Compensation for a Plan Year to be deferred. A Director may defer for any Plan Year either: (1) zero percent (0%) or one hundred percent (100%) of the Director's retainer fees and other director fees, or (2) zero percent (0%) or one hundred percent (100%) of only the Director's retainer fees for such Plan Year. The percentage so elected shall be withheld from each payment of Compensation otherwise payable to such Director during the Plan Year. Notwithstanding any provision of this Plan or a Deferral Election to the contrary, however, the amount withheld from any payment of Compensation shall be reduced automatically, if necessary, so that it does not exceed the amount of such payment net of all withholding, allotments and deductions, other than any reduction pursuant to such Deferral Election. No amounts shall be withheld during any period an individual ceases to receive Compensation as a Director for any reason during the Plan Year. No adjustment shall be made in the amount to be withheld from any subsequent payment of Compensation for a Plan Year to compensate for any missed or reduced withholding amounts above.

          (d) Revocation. Once made for a Plan Year, a Participant may not revoke a Deferral Election for such Plan Year.

          (e) Crediting of Deferral Contributions. The Plan Administrator shall credit to each Participant's Account for a Plan Year the amount of Compensation reflected on the Participant's Deferral Election as of the date(s) on which such Compensation would have been paid if not subject to the Participant's Deferral Election.

     3.3 Vesting.   A   Participant shall  at  all times be fully vested in such
Participant's  Deferral  Contributions  and   all   deemed  investment  earnings
attributable thereto.

                                   ARTICLE IV
                DETERMINATION AND CREDITING OF INVESTMENT RETURN

     4.1 General Investment Parameters. The rate of return credited to each Participant's Accounts shall be determined on the basis of the Investment Option(s) applicable to the Participant's Accounts.

     4.2 Investment of Existing Account Balances. A Participant may change the percentage of an existing Account balance that will be invested in Investment Options in accordance with procedures established by the Plan Administrator.

     4.3 Investment Subaccounts. For the sole purpose of tracking a Participant's investment elections and calculating investment earnings attributable to a Participant's Account for a Plan Year pursuant to the terms of this Article IV, the Plan Administrator may establish and maintain for such Participant for such Plan Year separate subaccounts, as necessary, the total of which shall equal such Participant's Account for such Plan Year.

                                    ARTICLE V
                           PAYMENT OF ACCOUNT BALANCES

     5.1  Benefit Amounts.

          (a) Benefit Entitlement. As the benefit under the Plan, each Participant (or Beneficiary) shall be entitled to receive the total amount of the Participant's (or Beneficiary's) Accounts, determined as of the most recent Valuation Date, and payable at such times and in such forms as described in this Article V.

          (b) Valuation of Benefit. For purposes hereof, each Account of a Participant as of any Valuation Date shall be equal to (i) the total amount of all of such Participant's Deferral Contributions credited thereto; plus or minus (as applicable) (ii) all investment earnings or losses attributable thereto; minus (iii) the total amount of all benefit payments previously made therefrom.

     5.2 Elections of Timing and Form. In conjunction with, and at the time of, completing a Deferral Election for each Plan Year, a Director shall select the timing and form of the distribution that will apply to the Account of such Director for Deferral Contributions (and investment earnings attributable thereto) for such Plan Year. The terms applicable to this selection process are as follows:

          (a) Timing. For a Participant's Account for each Plan Year, the Participant may elect that distribution will be made or commence as of: (1) any January 1 following a special date, (2) the January 1 immediately following the date a Director attains a specified age, or (3) the January 1 immediately following the Director's cessation of service as a Director of the Company. The special date or age selected above must be at least two years after the Plan Year for which the Deferral Contributions are made.

          (b) Form of Distribution. For a Participant's Account for each Plan Year, the Participant may elect that the distribution will be paid in one of the following forms:

                   (i)      a single lump-sum cash payment; or

                   (ii) substantially equal annual installments
              (adjusted for investment earnings or losses between payments in the manner described in Article IV) over a period of five
              (5) to ten (10) years.

          (c) Multiple Selections. A Director may select a different benefit payment or commencement date and/or a different form of distribution with respect to such Director's Account for each Plan Year. For ease of administration, the Plan Administrator may combine Accounts and subaccounts of a Participant to which the same benefit payment/commencement date and the same form of distribution apply.

     5.3 Benefit Payments to a Participant.

          (a) Timing. A Participant shall receive or begin receiving a distribution of each of such Participant's Accounts as of the January 1 selected by such Participant with respect to each such Account pursuant to the terms of Section 5.2(a). An amount payable "as of" any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31.

          (b) Form of Distribution. A Participant shall receive or begin receiving a distribution of each of such Participant's Accounts in cash in the form selected by such Participant with respect to such Account pursuant to the terms of Section 5.2(b).

          (c) Valuation of Single Lump-Sum Payments. The amount of a Participant's single lump-sum distribution of any of such Participant's Accounts as of any applicable January 1 shall be equal to the value of such Account as of the Valuation Date immediately preceding the date on which such distribution is paid.

          (d) Valuation of Installment Payments. For purposes of determining the amount of any installment payment to be paid as of a January 1 from an Account, the Account balance shall be divided by the number of remaining installments to be paid from such Account (including the current installment).

     5.4 Death Benefits.

          (a) General. If a Participant dies before receiving the entire amount of the benefit under the Plan, such Participant's Beneficiary shall receive distribution of amounts remaining in the Participant's Accounts in the form, as elected by the Participant on a Beneficiary designation form described in Section 5.5, of either:

                   (i)   a single lump-sum cash payment of the entire balance in
              the   Participant's  Accounts  as  of  the  January  1 immediately following the date of the Participant's death; or

                   (ii)(A) for Accounts with  respect to which distribution  has not commenced under Section 5.2 at the time of the Participant's death, substantially equal annual installments (adjusted for investment earnings between payments in the manner described in
              Article IV) over a period of five (5) to ten (10) years, commencing as of the January 1 immediately following the Participant's death; and (B) for Accounts with respect to which distribution has commenced in the form of installments described in Section 5.2(b)(ii) at the time of the Participant's death, continuation of such installment payment schedule.

     An amount payable "as of" any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31.

          (b) Valuation. The valuation rules described in subsections 5.3(c) and 5.3(d) shall apply to payments described in this Section 5.4.

     5.5  Beneficiary Designation.

          (a) General. A Participant shall designate a Beneficiary or Beneficiaries for all of such Participant's Accounts by completing the form prescribed for this purpose for the Plan by the Plan Administrator and submitting such form as instructed by the Plan Administrator. Once a Beneficiary designation is made, it shall continue to apply until and unless such Participant makes and submits a new Beneficiary designation form for this Plan.

          (b) No Designation or Designee Dead or Missing.  In the event that:

                   (i)   a  Participant dies without designating  a Beneficiary;

                   (ii) the Beneficiary designated by a Participant is not surviving or in existence when payments are to be made or commence to such designee under the Plan, and no contingent Beneficiary, surviving or in existence, has been designated; or

                   (iii) the Beneficiary designated by a Participant cannot be located by the Plan Administrator within 1 year from the date benefit payments are to be made or commence to such designee;

     then, in any of such events, the Beneficiary of such Participant shall be the Participant's surviving spouse, if any, who can then be located, and if not, the estate of the Participant. The entire balance in the Participant's Accounts shall be paid to such Beneficiary in the form of a single lump-sum cash payment described in Section 5.4(a)(i).

          (c) Death of Beneficiary. If a Beneficiary who survives the Participant, and to whom payment of Plan benefits commences, dies before complete distribution of the Participant's Accounts, the entire balance in such Accounts shall be paid to the estate of such Beneficiary in the form of a single lump-sum cash payment as of the January 1 immediately following such Beneficiary's death. An amount payable "as of" any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31. The valuation rules described in subsection 5.3(c) shall apply to any payments described in this subsection 5.5(c).

     5.6 Severe Financial Emergency. A Participant who believes he or she is suffering a severe financial emergency may apply to the Plan Administrator for a distribution under the Plan in order to alleviate such emergency. The Plan Administrator, in its sole discretion (but after taking into account, among other factors, the nature and foreseeability of the alleged emergency, the Participant's other resources, and the effect of making a distribution on the intended tax status of the deferrals made under the Plan), may direct the Company to pay to the Participant an amount which it determines is necessary or appropriate, not to exceed the Participant's Account balance, and the Employer shall pay such amount to the Participant in a single lump sum cash payment.

     5.7 Taxes. If the whole or any part of any Participant's or Beneficiary's benefit hereunder shall become subject to any estate, inheritance, income, employment or other tax which a Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

                                   ARTICLE VI
                                     CLAIMS

     6.1 Initial Claim. Claims for benefits under the Plan may be filed with the Plan Administrator on forms or in such other written documents, as the Plan Administrator may prescribe. The Plan Administrator shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

     6.2 Appeal. Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Plan Administrator, to appeal the denial of the claim. The claimant (or a duly authorized representative) may review pertinent documents related to the Plan and in the Plan Administrator's possession in order to prepare the appeal. The request for review, together with written statement of the claimant's position, must be filed with the Plan Administrator no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 6.1. The Plan Administrator's decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

     6.3 Satisfaction of Claims. The payment of the benefits due under the Plan to a Participant or Beneficiary shall discharge the Company's obligations under the Plan, and neither the Participant nor the Beneficiary shall have any further rights under the Plan upon receipt by the appropriate person of all benefits. In addition, (i) if any payment is made to a Participant or Beneficiary with respect to benefits described in the Plan from any source arranged by the Company including, without limitation, any fund, trust, insurance arrangement, bond, security device, or any similar arrangement, such payment shall be deemed to be in full and complete satisfaction of the obligation of the Company under the Plan to the extent of such payment as if such payment had been made directly by such Company; and (ii) if any payment from a source described in clause (i) shall be made, in whole or in part, prior to the time payment would be made under the terms of the Plan, such payment shall be deemed to satisfy the Company's obligation to pay Plan benefits beginning with the benefit which would next become payable under the Plan and continuing in the order in which benefits are so payable, until the payment from such other source is fully recovered. The Plan Administrator or the Company, as a condition to making any payment, may require such Participant or Beneficiary to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator or the Company. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Plan Administrator or the Company receives a proper receipt and release.

                                   ARTICLE VII
                               PLAN ADMINISTRATION

     7.1 Rights and Duties of the Plan Administrator. The Plan Administrator shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

          (a) to construe, interpret and administer the Plan;

          (b) to make determinations required by the Plan, and to maintain records regarding Participants' and Beneficiaries' benefits hereunder;

          (c) to compute and certify to Company the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

          (d) to authorize all disbursements by Company pursuant to the Plan;

          (e) to maintain all the necessary records of the administration of the Plan;

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          (f) to make and publish such rules and  procedures  for the regulation of the Plan as are not inconsistent with the terms hereof;

          (g) to delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

          (h) to hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

         The Plan Administrator shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

     7.2 Bond; Compensation. The Plan Administrator and (if applicable) its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan Administrator shall be paid by the Company.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

     8.1 Amendments. Subject to Section 8.3, the Board shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time. In addition, the Plan Administrator shall have the right, in its sole discretion, to amend the Plan at any time and from time to time so long as such amendment will not result in a material increase in liabilities associated with the Plan.

     8.2 Termination of Plan. Subject to Section 8.3, the Company reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board and such termination shall be binding on the Company, Participants and Beneficiaries.

     8.3 Limitation on Authority. Except as otherwise provided in this Section 8.3, no contractual right created by and under any Deferral Election made prior to the effective date of any amendment or termination shall be abrogated by any amendment or termination of the Plan, absent the express, written consent of the Participant who made the Deferral Election.

          (a) Plan  Amendments.  The  limitation on authority  described in this
     Section 8.3 shall not apply to any amendment of the Plan which is reasonably necessary, in the opinion of counsel, (i) to preserve the intended income tax consequences of the Plan described in Section 9.1, or
     (ii) to guard against other material adverse impacts on Participants and Beneficiaries, and which, in the opinion of counsel, is drafted primarily to preserve such intended consequences, or status, or to guard against such adverse impacts.

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          (b) Plan  Termination.  The limitation on authority  described in this
     Section 8.3 shall not apply to any termination of the Plan as the result of a determination that, in the opinion of counsel or of an accounting firm, Participants and Beneficiaries generally are subject to federal income taxation on Deferral Contributions or other amounts in Participant Accounts prior to the time of distribution of amounts under the Plan but only if such termination is reasonably necessary to guard against material adverse impacts on Participants and Beneficiaries, or the Company. Upon such termination, the entire amount in each Participant's Accounts shall be distributed in a single lump-sum distribution as soon as practicable after the date on which the Plan is terminated. In such event, the Plan Administrator shall declare that the date of termination (or, if such day is not a Business Day, the last Business Day immediately preceding such day) shall be a Valuation Date and all distributions shall be made based on the value of the Accounts as of such Valuation Date.

          (c) Opinions. In each case in which an opinion is contemplated in this
     Section 8.3, such opinion shall be in writing and delivered to the Board, rendered by a nationally recognized law or accounting firm selected or approved by the Board.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Taxation. It is the intention of the Company that the benefits payable hereunder shall not be deductible by the Company nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Participating Company to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Company that they shall be deductible by the Company under Code Section 162.

     9.2 Withholding. All payments made to a Participant or Beneficiary hereunder shall be reduced by any applicable federal, state or local withholding or other taxes or charges as may be required under applicable law.

     9.3 No Continued Directorship. Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between the Company and any Participant to the effect that the Participant will be employed by the Company or continue to be a Director for any specific period of time.

     9.4 Headings. The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.

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     9.5  Gender  and  Number.  Use of any  gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

     9.6 Assignment of Benefits. The right of a Participant or Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

     9.7 Legally Incompetent. The Plan Administrator, in its sole discretion, may direct that payment be made to an incompetent or disabled person, for whatever reason, to the guardian of such person or to the person having custody of such person, without further liability on the part of the Company for the amount of such payment to the person on whose account such payment is made.

     9.8 Entire Document. This Plan document sets forth the entire Plan and all rights and limits. Except for a formal amendment hereto, no document shall modify the Plan or create any additional rights or benefits.

     9.9 Governing Law. The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     9.10 No Funding. The Plan constitutes a mere promise by the Company to make benefit payments to such Participants and Beneficiaries in the future and Participants and Beneficiaries shall have the status of general unsecured creditors of the Company. Any Accounts established pursuant to the Plan shall remain the property of the Company until distributed, and nothing in the Plan will otherwise be construed to create a trust or to obligate the Employer or any other person to segregate a fund, purchase an insurance contract, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any employee or any other person rights to any specific assets of the Company or of any other person. The Company may, in its sole discretion, create a grantor trust to pay its obligations hereunder, but shall have no obligation to do so. In all events, it is the intent of the Company that the Plan be treated as unfunded for tax purposes. This Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

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